Home Equity Loan-Backed Term Notes, GMACM Series 2000-HE1 Group 2
                             Payment Date 07/25/2001
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Servicing Certificate
Beginning Pool Balance                                                             20,565,139.81
Beginning PFA                                                                               0.00
Ending Pool Balance                                                                19,199,685.13
Ending PFA Balance                                                                             -
Principal Collections                                                               1,607,891.48
Principal Draws                                                                       242,436.80
Net Principal Collections                                                           1,365,454.68
Active Loan Count                                                                            319

Interest Collections                                                                  138,187.93

Weighted Average Net Loan Rate                                                          7.34000%
Substitution Adjustment Amount                                                              0.00

Note Rate                                                                               4.08500%

Term Notes                                                                       Amount                               Factor
----------                                                                      ------                               ------
Beginning Balance                                                                  20,127,639.81                 0.8051056
Ending Balance                                                                     18,762,185.13                 0.7504874
Principal                                                                           1,365,454.68                54.6181872
Interest                                                                               68,517.84                 2.7407136
Interest Shortfall                                                                          0.00                 0.0000000
Security Percentage                                                                      100.00%

Variable Funding Notes                                                          Amount
Beginning Balance                                                                           0.00
Ending Balance                                                                              0.00
Principal                                                                                   0.00
Interest                                                                                    0.00
Interest Shortfall                                                                          0.00
Security Percentage                                                                        0.00%


Certificates                                                                           67,154.14



Beginning Overcollateralization Amount                                                437,500.00
Overcollateralization Amount Increase (Decrease)                                            0.00
Outstanding Overcollateralization Amount                                              437,500.00
Overcollateralization Target Amount                                                   437,500.00

Credit Enhancement Draw Amount                                                              0.00
Unreimbursed Prior Draws                                                                    0.00


                                                                                                          Number        Percent
                                                                                         Balance         of Loans      of Balance
Delinquent Loans (30 Days)                                                            227,277.28             2           1.18%
Delinquent Loans (60 Days)                                                             93,609.49             1           0.49%
Delinquent Loans (90+ Days) (1)                                                       232,249.54             2           1.21%
Foreclosed Loans                                                                      149,927.26             1           0.78%
REO                                                                                         0.00             0           0.00%

(1) 90+ Figures Include Foreclosures, REO, and Bankruptcies

                                                                                Liquidation To-Date
Beginning Loss Amount                                                                  56,993.00
Current Month Loss Amount                                                                   0.00
Current Month Principal Recovery                                                            0.00
Net Ending Loss Amount                                                                 56,993.00

                                                                                Special Hazard           Fraud       Bankruptcy
Beginning Amount                                                                            0.00     0.00             0.00
Current Month Loss Amount                                                                   0.00     0.00             0.00
Ending Amount                                                                                  -        -                -

Liquidation Loss Distribution Amounts                                                       0.00
Extraordinary Event Losses                                                                  0.00
Excess Loss Amounts                                                                         0.00

Capitalized Interest Account
Beginning Balance                                                                           0.00
Withdraw relating to prior month Collection Period                                          0.00
Interest Earned (Zero, Paid to Funding Account)                                             0.00
                                                                                            ----
Total Ending Capitalized Interest Account Balance                                           0.00
Interest earned for Collection Period                                                       0.00
Interest withdrawn related to prior Collection Period                                       0.00

Funding Account
Beginning Funding Account Balance                                                              -
Deposit to Funding Account                                                                     -
Payment for Additional Purchases                                                               -
Ending Funding Period Balance to Notes                                                        -
                                                                                              -
Ending Funding Account Balance                                                                 -
Interest earned for Collection Period                                                       0.00
Interest withdrawn related to prior Collection Period                                       0.00

Prefunding Account
Beginning Balance                                                                           0.00
Additional Purchases during Revolving Period                                                0.00
Excess of Draws over Principal Collections                                                  0.00
                                                                                            ----
Total Ending Balance                                                                        0.00
Interest earned for Collection Period                                                       0.00
Interest withdrawn related to prior Collection Period                                       0.00

Reserve Account
Beginning Balance                                                                           0.00
Deposits to Reserve Account for current Payment Date                                        0.00
Withdrawals from Reserve Account for current Payment Date                                   0.00
                                                                                            ----
Total Ending Reserve Account Balance as of current Payment Date                             0.00
Interest earned for Collection Period                                                       0.00
Interest withdrawn related to prior Collection Period                                       0.00

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